UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53868 (Commission File Number)	30-0696883 (IRS Employer Identification No.)

919 Milam Street, Suite 2300, Houston, Texas 77002
(Address of principal executive offices and Zip Code)

(713) 651-0060
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June  21, 2011, Circle Star Energy Corp., previously known as Digital Valleys Corp. (the “Company”), filed a Current Report on Form 8−K (the “Initial Form 8-K”) reporting its acquisition of certain assets and certain liabilities relating to JHE Holdings, LLC (“JHE”). This Amendment No. 1 on Form 8-K/A amends and supplements the Initial Form 8-K and is being filed to provide the historical financial information required and the pro forma financial information required pursuant to Items 9.01(a) and 9.01(b) of Form 8-K, respectively. In accordance with the requirements of Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, this Amendment No. 1 on Form 8-K/A is being filed within 71 calendar days of the date that the Initial Form 8-K was required to be filed.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Pursuant to Item 9.01(a)(4) of Form 8-K, the audited financial statements of JHE for the years ended December 31, 2009 and 2010 and the accompanying report of Hein & Associates LLP, and unaudited interim financial statement for the period ended April 30, 2010 and April 30, 2011, are filed herewith as Exhibit 99.1, as an amendment to the Company’s Current Report on Form 8-K filed on June 21, 2011, as amended on September 1, 2011.

(b) Pro forma financial information

Pursuant to Item 9.01(b)(2) of Form 8-K, the unaudited pro forma condensed combined financial statements of the Company and JHE for the year ended April 30, 2011 are filed herewith as Exhibits 99.2 as an amendment to the Company’s Current Report on Form 8-K filed on June 21, 2011, as amended on September 1, 2011.

Exhibit No.	Description
23.1	Consent of LaRoche Petroleum Consultants, Ltd.
99.1
Audited Financial Statements of JHE Holdings, LLC for the year ended December 31, 2009 and December 31, 2010 and unaudited interim financial statements for JHE Holdings, LLC for the period ended April 30, 2010 and April 30, 2011

99.2	Pro forma condensed combined financial statements of the Company and JHE Holdings, LLC for the year ended April 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2011	CIRCLE STAR ENERGY CORP.
By: /s/ David Brow
David Brow
President and Secretary